Executive TeleCard, Ltd.
News Release
TRADING SYMBOL: EXTL
FOR IMMEDIATE RELEASE STOCK EXCHANGE: NASDAQ

DATE: July 23, 1998 INVESTOR RELATIONS: +1 800 688 0092
\\\DC - 67961/1 - 0681243.02
EXECUTIVE TELECARD ANNOUNCES ACQUISITION AGREEMENT OF CONNECTSOFT
COMMUNICATIONS

Denver,  Colorado
July  23,  1998  -  Executive  Telecard,  Ltd. (NASDAQ:   EXTL)
and Connectsoft Communications Corporation, (www.connectsoft.com) a wholly owned subsidiary of American United Global, Inc. (AUGI: OTC), today announced that they have signed an Asset Purchase Agreement under which Executive Telecard will acquire substantially all of the operating assets of Connectsoft for the assumption of $4,500,000 of liabilities, consisting primarily of capitalized lease obligations and the agreement, subject to valuation targets and performance formulae, wherein AUGI may receive up to a 7.5% ownership interest in the new subsidiary of Executive TeleCard, which has been formed to acquire the operating assets, or like value in cash or Executive TeleCard stock, at the option of Executive TeleCard. Closing on the Agreement is subject to financing and completion of due diligence.

Connectsoft has developed a software platform for the creation of "intelligent" unified messaging services that merge the power of
the  Internet  with the convenience of the telephone.   With  the
Connectsoft platform, users can listen to and send E-mail over any telephone-fixed or wireless. In addition, users can retrieve and listen to web-based information such as news and financial information through textto-speech technologies. Use of speech recognition technologies for commands is under development.
Further,   ConnectSoft's   software  application   has inherent
flexibility that allows customers to suit particular preferences with features such as customized prompting. Executive TeleCard is not only acquiring the technology and operating assets, it is also hiring the Connectsoft development team to continue the development of customer applications for the technology.
"This  acquisition, together with our current development, begins
toround                   out  the Company's  goal  of  becoming
a   leading international  value-added service provider in
telecommunications and information services, focused on mobility, messaging and information management," said Christopher Vizas, Chairman and Chief Executive Officer of Executive Telecard. "We promised you, our shareholders, that we would expand the opportunities of the Company, and we believe that this transaction will help us accomplish that promise," continued Mr. Vizas Howard Katz, former CEO of Connectsoft and new Executive Vice President of Executive TeleCard, added " We are pleased to have reached
this   important milestone  in  the   development of
Connectsoft's mission to be a leading provider of valuable tools for managing and processing information. We believe Executive TeleCard's vision to expand useful value added technologies on a global basis will propel us to a leadership position in the
industry.   We are  proud to be joining the  Executive  TeleCard
team."

Executive  TeleCard is a leading supplier of Global calling  card services, and related validation, billing and payment systems, to
telecommunication companies   and   financial    institutions.

Executive TeleCard also supplies international Internet and
internetworking   services  in partnership  with
telecommunications operators around the world. Operating through its World Direct network, Executive TeleCard originates traffic in 88 countries and terminates anywhere in the world. Certain statements in this press release are "forward looking
statements"   within  the  meaning of  the  Private    Securities
Litigation  Reform
Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be
materially   different   from the   results,   performance   or
achievements expressed or implied by the forward looking statement. Factors that impact such forward looking statements include,  among  others, the ability of the Company to attract additional business, the ability of the Company and Connectsoft to successfully complete software development and
offer  new products,   changes  in  expectations  regarding
restructurings, including  tax  liabilities  and reductions  in
cost,  possible changes   in collections  of  accounts
receivable, risks   of competition,  price  and  margin  trends,
changes in worldwide general economic conditions, changes in interest rates, currency rates and worldwide competition.

- End -

For further information contact Mr. Allen Mandel, Senior Vice
President of Corporate Affairs at 1-800688-0092.